HARVEST STATES COOPERATIVES

                         KEY EMPLOYEE SHARE OPTION PLAN

                        (Effective as of January 1, 1998)


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                                TABLE OF CONTENTS

    ARTICLE                                                         PAGE
------------------------------------------------------------------------

   ARTICLE I
      Purpose                                                         1
   ARTICLE II
      Definitions and Construction                                    1
   ARTICLE III
      Option Grant                                                    3
   ARTICLE IV
      Option Exercise                                                 7
   ARTICLE V
      Amendment or Termination                                        9
   ARTICLE VI
      Administration                                                 10
   ARTICLE VII
      Trust Provisions                                               12
   ARTICLE VIII
      Miscellaneous Provisions                                       12


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                           HARVEST STATES COOPERATIVES
                         KEY EMPLOYEE SHARE OPTION PLAN

                                    ARTICLE I

                                     PURPOSE

         1.1 PURPOSE. The purpose of the Plan is to provide stock options to certain key individuals, commensurate with their contributions to the success of the Employer, in a form that will provide incentives and rewards for superior performance, and encourage the recipients to continue in the employment of the Employer.

         1.2 INTENT. The Plan is intended to be a nonqualified stock option plan within the meaning of section 83 of the Code. The Plan is not intended to be a plan covered by the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

         As used herein, the following capitalized words and phrases shall have the respective meanings set forth below:

       2.1 "BENEFICIARY" means the person or persons designated by a Participant, pursuant to Section 3.7, to exercise an Option after the Participant's death.

       2.2 "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the Employer.

       2.3 "CHANGE OF CONTROL" means any change in (a) the ownership of the Employer, (b) the effective control of the Employer, as defined under section 280G of the Code, or (c) the ownership of a substantial portion of the assets of the Employer, as defined under section 280G of the Code, except as otherwise provided by written agreement executed by the Employer and a Participant prior to such Change of Control.

       2.4 "CODE" means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

       2.5 "COMMITTEE" means the Harvest States Key Employee Share Option Plan Committee appointed in accordance with Section 6.1.

       2.6 "EFFECTIVE DATE" means January 1, 1998.

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       2.7 "EMPLOYEE" means any individual who is employed by the Employer.

       2.8 "EMPLOYER" means Harvest States Cooperatives, and any successor thereto, and any affiliated entity that is related to the Employer pursuant to the rules under Code sections 414(b), (c), or (d) and the regulations thereunder, which adopts the Plan as a participating Employer.

       2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, and any regulations or rulings issued thereunder.

       2.10 "EXERCISE DATE" means, with respect to any Option, the date on which the Option is exercised by a Participant.

       2.11 "EXERCISE PERIOD" means the period during which a Participant may exercise an Option, as determined under Section 4.1.

       2.12 "EXERCISE PRICE" means the price to be paid by a Participant to exercise an Option, as determined under Section 3.3 or under an Option Agreement signed by the Participant and the Committee.

       2.13 "GRANT DATE" means, with respect to any Option, the date on which the Option Agreement is executed by the Employer and the Participant.

       2.14 "MARKET PRICE" means the closing price of a share of Stock reflected in the consolidated trading tables of the Wall Street Journal or other recognized market source, as determined by the Committee, on the applicable date of reference hereunder, or if there is no sale on such date, then the closing price on the last previous day on which a sale is reported. In the case of open-end mutual fund shares, the Market Price means the net asset value per share as reported by the fund on the applicable date of reference hereunder.

       2.15 "OPTION" means the right of a Participant, granted by the Employer in accordance with Section 3.2, to purchase Stock from the Employer at the Exercise Price.

       2.16 "OPTION AGREEMENT" means an agreement executed by the Employer and a Participant to whom options have been awarded acknowledging the issuance of the options and setting forth any terms pursuant to Section 3.2.

       2.17 "PARTICIPANT" means any individual who meets the eligibility requirements of Section 3.1, who has received an award of Options in accordance with Section 3.2, and whose Options have been completely exercised or lapsed. After a Participant's death, his Beneficiary is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that continue to be exercisable under the terms of the Plan. In the event of a Participant's disability or other legal incapacity, the Participant's legal representative is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that are or become exercisable under the terms of the Plan. If a Participant has assigned his Options under Section 3.8 then the Participant's assignee is considered a Participant able to exercise Options under the terms of the Plan.

       2.18 "PLAN" means the Harvest States Cooperatives Key Employee Share Option Plan, as set forth herein and from time to time amended.

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       2.19 "STOCK" means shares of common or preferred stock of a corporation listed on a national securities exchange or shares of a regulated investment company designated by the Committee as subject to purchase through the exercise of an Option.

       2.20 "TERMINATION OF EMPLOYMENT" means an Employee's separation from the service with the Employer (including all affiliates of the Employer) by reason of resignation, discharge, death, disability, or other termination of relationship. The Committee may, in its discretion, determine whether any leave or other absence from service constitutes a Termination of Employment for purposes of the Plan.

       2.21 "TRUST" means the trust established pursuant to Article VII to hold the Stock that is subject to purchase through the exercise of an Option.

       2.22 "TRUST AGREEMENT" means an agreement setting forth the terms of the Trust established pursuant to Article VII.

       2.23 "TRUST FUND" means the Stock subject to an Option that is held in the Trust.

       2.24 "TRUSTEE" means the persons or institution acting as trustee of the Trust.

                                   ARTICLE III

                                  OPTION GRANT

         3.1 ELIGIBILITY. Options may be granted to an Employee selected by the Committee from the executive officers and other key employees of the Employer who occupy senior management or professional positions and whom the Committee determines to have the capability of making a substantial contribution to the success of the Employer. In making this selection and in determining the form and amount of Options, the Committee shall consider any factors that it deems relevant, including the individual's functions, responsibilities, value of services to the Employer and past and potential contributions to the Employer's success and growth. Participation shall commence on the next January 1 following a current Employee's selection by the Committee or on the next July 1 following the selection of a new Employee hired by the Employer after January 1.

         3.2 GRANT OF OPTIONS. Options may be granted by the Committee at any time on or after the Effective Date and prior to the termination of the Plan. Options may be granted, at the discretion of the Committee, in the form of outright awards, in exchange for a requested reduction in the compensation or bonus of the Participant, or in return for the Participant's Agreement to relinquish rights to unfunded, nonqualified deferred compensation that he or she has accrued but does not have a current right to receive. While a Participant may agree to exchange all or a portion of any bonus or incentive compensation payable to him or her for an Option, in the manner prescribed by the Committee and prior to the fiscal year in which such compensation is earned, the maximum percentage of base compensation which a Participant may exchange for an Option during

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a calendar year shall not exceed 30 percent. An option granted in exchange for a reduction in the compensation or bonus of the Participant shall be granted on or about August 31 of each year to Participants who are employed by the Employer and shall reflect the requested reduction in the base compensation of the Participant for the entire calendar year and the requested bonus or incentive compensation reduction determined with respect to the preceding fiscal year of the Employer ending May 31.

In the event that a Participant's employment with the Employer terminates prior to the grant of his or her Option on or about August 31, an amount of compensation equivalent to the reduction in compensation or bonus shall be paid to the Participant by the Employer upon his or her Termination of Employment.

Options shall become effective upon the execution by Employer and the Participant of an Option Agreement specifying the Stock, the number of shares subject to the Option, the Exercise Price, and such other terms and in such form as the Committee may from time to time determine in accordance with the Plan.

         (a) IN GENERAL. The minimum total Market Price of the Stock underlying an Option Agreement executed during any calendar year is $2,500.00. Any terms not specified in the Plan shall be specified in the Option Agreement. No Committee member may take part in any way in determining the amount of any award of Options to himself or herself.

         (b) EFFECT OF DIVIDENDS AND DISTRIBUTIONS WITH RESPECT TO STOCK. The Employer agrees to reinvest all dividends and distributions received with respect to Stock in additional property of the same kind (or as nearly the same kind as feasible, if property of the same kind is not available). Any property acquired through reinvestment will be added to the Stock by rounding to the nearest one thousandth of a share and will be subject to the applicable Option, without any adjustment to the Exercise Price.

         3.3 EXERCISE PRICE. The Exercise Price shall be initially determined by the Committee and shall be noted on the individual Option Agreement signed by the eligible Participant and the Committee. The Committee has determined that the initial Exercise Price shall equal 25 percent of the Market Price of the Stock on the Grant Date. The Exercise Price shall subsequently be adjusted as otherwise provided in the Option Agreement or for the following events:

         In the event of a stock dividend, stock split, reverse stock split, rights offering, return of capital distribution, recapitilization or similar transaction that materially affects the Market Price of the Stock, the Committee shall adjust the Exercise Price so that it retains the same ratio to the Market Price of the Stock as existed immediately before such transactions,, or as otherwise provided in the Option Agreement

         3.4 CONDITIONS OF GRANT. As a condition to the grant of a Stock Option, the Committee may, in its discretion, require a Participant to enter into an agreement on or before the Grant Date to remain in the employ of the Employer for at least six months after the Grant Date of an Option.

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         3.5 STOCK TO BE HELD IN TRUST. Upon the grant of an Option, the
Employer, in accordance with the Trust Agreement, shall instruct the Trustee to purchase securities underlying each Option Agreement as of the dare of the Option Agreement. The Employer shall transfer to the Trustee an amount of funds equal to the amount of reduced base compensation, award or bonus being exchanged by the Plan Participant for the Option. Such funds shall be applied by the Trustee for the purpose of payment for such underlying securities. In addition, if on the date the Committee grants the Option, the principal of the Trust, and any earnings thereon, are not sufficient to purchase such underlying securities, the Employer shall transfer to the Trustee an amount of funds sufficient to purchase the underlying securities.

The Trustee shall establish a separate account for each Option Agreement in which the Trustee shall hold funds to purchase securities, as well as securities already purchased, underlying the Option Agreement. The Trustee shall hold the securities in its own name until the Plan Participant exercises the Option to purchase securities.

The Stock shall not be subject to any security interest, whether or not perfected, or to any option or contract under which any other person may acquire any interest in it, except as otherwise provided in the Trust Agreement.

         3.6 SUBSTITUTION OF ASSETS HELD IN TRUST. The Committee may, in its discretion, after consultation with the Participant, substitute Stock of equal Market Price for any Stock subject to purchase through the exercise of an Option. When such substitution occurs, both parties are required to terminate the Option Agreement and to adopt a new Option Agreement which awards Options of equal Market Price on the new Stock. Such change in Option property shall be considered the grant of a new Option and the terms of the Plan, including Articles III and IV, shall apply to the grant of the new Option except that the Exercise Period under the new Option Agreement shall not exceed the Exercise Period under the original Option Agreement.

         In the event that the listing, registration or qualification of the Option or the Stock on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, or the availability of any exemption therefrom, is necessary as a condition of, or in connection with, the exercise of the Option, then the Option shall not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been affected or obtained.

         3.7 DESIGNATION OF BENEFICIARY. As soon as practicle after the grant of an Option, the Participant shall designate one or more Benefeciareis and successor Benefirciares, and may change them ar any time, by filling the prescribed form with the Committee. The consent of the Participant's current beneficiary shall not be required for a change of beneficiary. No beneficiary shall have any rights under the Plan or an Option Agreement during the lifetime of the Participant.

                (a) The Beneficiary of a Participant who dies without having designated a Beneficiary in accordance with this Section 3.7 and who is lawfully married on the date of death shall be the Participant's surviving spouse.

                (b) The Beneficiary of any other Participant who dies without having designated a Beneficiary in accordance with this Section 3.7 shall be the Participant's estate.

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         3.8 GENERAL NON-TRANSFERABILITY. No Option granted under this Plan may be transferred, assigned, or alienated (whether by operation of law or otherwise), except as provided herein, and no Option shall be subject to execution, attachment or similar process. An Option may be exercised only by the Participant (or the Participant's Beneficiary pursuant to Section 3.7).

         3.9 PERMITTED TRANSFERS. Notwithstanding the provisions of Section 3.8, a Participant may at any time prior to death, assign all or any portion of an Option to:

                  (a) the Participant's spouse or lineal descendants,

                  (b) the trustee of a trust for the primary benefit of the Participant's spouse or lineal descendants, or

                  (c) a partnership of which the participant's spouse and lineal descendants are the only partners.

                  Any such assignment shall be permitted only if an assignment is expressly permitted in the Option Agreement, or approved in writing by the Committee, and the Participant receives no consideration for the assignment. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and delivered to the Committee on or before the effective date of the assignment. In the event of such assignment, the spouse, lineal descendent, trustee, or partnership shall be entitled to all of the rights of the Participant with respect to the assigned portion of the Option, and such portion of the Option, shall continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth in the Plan and the Option Agreement.

                                   ARTICLE IV

                                 OPTION EXERCISE

         4.1 EXERCISE PERIOD. A Participant (or the Participant's Beneficiary pursuant to Section 3.7) may exercise the adjusted portion of an Option as determined under Section 4.2 at any time during the period beginning six months after the Grant Date and ending on the earliest of the following:

                (a) 90 days after the Participant's Termination of Employment, if such Participant is terminated involuntarily for cause, as determined by the Committee based upon the records of the Employer;

                (b) 120 months after the Participant's Termination of Employment, if such Participant's employment terminates for any other reason not set forth in Paragraph (a); or

                (c) 20 years after the Grant Date.

If a Participant or his Beneficiary fails to exercise an Option within the Exercise Period then the Stock becomes the permanent property of the Employer with the Participant or his Beneficiary or

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assignee losing any right to any Option or Stock that was not exercised within the eligible Exercise Period pursuant to Section 4.1. Notwithstanding the foregoing, at no time shall the Exercise Period be less than six months from the Grant Date.

         4.2 EXERCISE OF ADJUSTED PORTION OF OPTION. A Participant (or the Participant's Beneficiary pursuant to Section 3.7) may exercise 100 percent of his or her Options granted in exchange for a reduction in the base compensation of a Participant if the Participant remains employed with the Employer through the end of the calendar year in which the Option is granted, provided the Option is held for at least six months. If the Participant experiences a Termination of Employment with the Employer before the end of that calendar year, he or she may exercise the "Adjusted Portion" of the Option shares or units granted in the calendar year in which the employment terminates. For purposes of this Plan, "Adjusted Portion" shall be determined as follows, based upon the date of the Participant's commencement of participation in the Plan:

         (a) PARTICIPATION COMMENCING ON JANUARY 1. The Adjusted Portion of an Option granted to such Participant who commenced participation in the Plan on January 1 shall be equal to the full number of payroll periods during which the Participant was employed with the Employer during the calendar year in which the Option was granted, divided by 24.

         (b) PARTICIPATION COMMENCING ON JULY 1. The Adjusted Portion of an Option granted to such Participant who commenced participation in the Plan on July 1 shall be equal to the full number of payroll periods during which the Participant was employed with the Employer following commencement of participation in the Plan during the calendar year in which the Option was granted, divided by 12.

         The Participant shall exercise the Adjusted Portion of the Option by giving written notice to the Committee and tendering full payment of the Exercise Price by bank-certified or cashiers check on or before the date of exercise. That percentage of a Participant's Option granted in exchange for a reduction in the base compensation of a Participant which is not an Adjusted Portion of an Option shall be forfeited by the Participant upon Termination of Employment during the calendar year in which the Option was granted. The terms of the Participant's Option Agreement will determine the percentage of an Option eligible for exercise in the case of an Option granted to a Participant in the form of an outright award or in exchange for a reduction in the bonus of a Participant. The minimum portion of an Option allowed to be exercised at any one time is the number of shares of Stock for which the Market Price of such Stock totals $5,000.

         In the event that the listing, registration or qualification of the Option or the Stock on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, or the availability of any exemption therefrom, is necessary as a condition of, or in connection with, the exercise of the Option, then the Option shall not be exercised in whole or in part until such listing, registration, qualification, consent, approval, or exemption has been affected, obtained, or established to the satisfaction of the Committee.

         4.3 DELIVERY OF STOCK. On the date of exercise, or as soon as practicable thereafter (but in no event later than fifteen business days after the date of exercise), the Employer shall deliver or cause to be delivered the Stock then being purchased to the Participant (or the Participant's Beneficiary pursuant to Section 3.7).

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         4.4 TAX WITHHOLDING. Whenever Stock is to be delivered upon exercise of an Option under the Plan, the Employer shall require as a condition of such delivery:

         (a) the cash payment by the Participant of an amount sufficient to satisfy all federal, state and local tax withholding requirements related thereto,

         (b) the withholding of such amount from any Stock to be delivered to the Participant, or

         (c) a combination of the foregoing, at the election of the Participant with the consent of the Employer. Such election shall be made before the date on which the amount of tax to be withheld is determined by the Employer, and such election shall be irrevocable.

         4.5 ADDITIONAL WITHHOLDING. With the consent of the Employer, the Participant may elect a greater amount of withholding, not to exceed the estimated amount of the Participant's total tax liability with respect to the delivery of Stock under the Plan. Such election shall be made at the same time and in the same manner as provided under Section 4.4.

         4.6 FAILURE TO EXERCISE. No Option shall be exercised, in whole or in part, after the end of the Exercise Period, and the Employer shall have no obligation to deliver or cause to be delivered to the Participant (or the Participant's Beneficiary) the Stock subject to such Option.

                                    ARTICLE V

                            AMENDMENT OR TERMINATION

         5.1 PLAN AMENDMENT. The Board may, from time to time in its discretion, amend any provision of the Plan, in whole or in part, with respect to any Participant or group of Participants. Such amendment shall be effective as of the date specified therein and shall be binding upon the Committee, all Participants and Beneficiaries, and all other persons claiming an interest under the Plan.

         5.2 PLAN TERMINATION. The Plan shall terminate on the twentieth anniversary of the Effective Date or such earlier date as the Board may determine in its discretion. Such termination shall be effective as of the date determined by the Board and shall be binding upon the Committee, all Participants and Beneficiaries, and all other persons claiming an interest under the Plan. Options shall continue to be exercisable after the effective date of such termination, and may be exercised in accordance with Article IV, but no new Options shall be granted. However, in the event of a termination of the Plan in connection with compliance with or any addition or change in the Code or ERISA, federal or state securities laws, or any other law or regulation, all Options shall be required to be exercised immediately.

         5.3 AMENDMENT OF OPTION. An Option Agreement may be amended by the Committee at any time if the Committee determines that an amendment is necessary or advisable in connection with

                (a) compliance with or any addition to or change in the Code or ERISA, federal or state securities laws, or any other law or regulation,

                (b) any substitution of Stock held in Trust pursuant to Section 3.6,

                (c) any Plan amendment pursuant to Section 5.1, or Plan termination pursuant to Section 5.2, provided that the amendment does not materially and adversely affect the terms, conditions and restrictions applicable to the Option, or

                (d) any circumstances not specified in Paragraphs (a), (b), or
         (c), with the consent of the Participant.

         5.4 CHANGE OF CONTROL. Notwithstanding any other provision of the Plan or an Option Agreement, in the event of a Change of Control:

              (a) the Participant shall not be required to remain in the employ of the Employer for at least six months after the Grant Date of an Option under Section 3.4,

              (b) the Exercise Period under Section 4.1(b) shall not end prior to six months after such Change of Control,

              (c) an Option Agreement shall not be amended by the Committee under Section 5.3 for any reason other than pursuant to subparagraph
         (a) thereof without the consent of the Participant, and

              (d) an Option Agreement may be terminated by the Committee on any date after a Change of Control, in its sole discretion and without the consent of the Participant, if the Committee makes a cash payment to the Participant on such date in an amount equal to the Market Price of the Stock underlying such Option Agreement reduced by the Exercise Price, multiplied by the number of shares underlying such Option Agreement, and further reduced by all applicable tax withholding required by Section 4.4.

                                   ARTICLE VI

                                 ADMINISTRATION

         6.1 THE COMMITTEE. The Plan shall be administered by a Committee consisting of one or more persons appointed by the Board of Directors. The Committee shall act by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting.

                (a) The Board may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee shall have full authority to act.

                (b) Any member of the Committee may resign by written resignation delivered to the Board. Any such resignation shall become effective upon its receipt by the Board or on such other date as agreed to by the Board and the resigning member.

         6.2 POWERS OF THE COMMITTEE. In carrying out its duties with respect to the general administration of the Plan, the Committee shall have, in addition to any other powers conferred by the Plan or by law, the following powers:

                (a) to determine eligibility to participate in the Plan and eligibility to receive Options;

                (b) to grant Options, and to determine the form, amount and timing of such Options;

                (c) to determine the terms and provisions of the Option Agreements, and to modify such Option Agreements as provided in Section 5.3;

                (d) to substitute stock held in Trust as provided in Section
         3.6,

                (e) to maintain all records necessary for the administration of the Plan;

                (f) to prescribe, amend, and rescind rules for the administration of the Plan to the extent not inconsistent with the terms thereof;

                g) to appoint such individuals and subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan;

                (h) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan; and

                (i) to perform any other acts necessary and proper for the conduct of its affairs and the administration of the Plan, except those reserved by the Board.

         6.3 DETERMINATIONS BY THE COMMITTEE. The Committee shall interpret and construe the Plan and the Option Agreements, and its interpretations and determinations shall be conclusive and binding on all Participants, Beneficiaries and any other persons claiming an interest under the Plan or any Option Agreement. The Committee's interpretations and determinations under the Plan and the Option Agreements need not be uniform and may be made by it selectively among Participants, Beneficiaries and any other persons whether or not they are similarly situated.

         6.4 INDEMNIFICATION OF THE COMMITTEE. The Employer shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of such member's action or failure to act in such capacity, excepting only expenses and liabilities arising out of such member's own willful misconduct or gross negligence.

                (a) Expenses and liabilities against which a member of the Committee is indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof, provided that the Employer shall not be liable for any settlement to which it does not consent but such consent shall not be unreasonably withheld.

                (b) This right of indemnification shall be in addition to any other rights to which any member of the Committee may be entitled.

                (c) The Employer may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Employer, provided that such settlement includes a complete release from liability of such member and is otherwise reasonably acceptable to such member.

The provisions of this Section 6.4 are for the benefit of each member of the Committee, his or her heirs, successors and assigns and as to each such member shall survive the termination of his service as such. Any amendment of this
Section 6.4 shall not materially impair the rights of members and former members of the Committee thereunder as to any period prior to such amendment.

         6.5 EXPENSES OF THE COMMITTEE. The members of the Committee shall serve without compensation for services as such. All reasonable expenses of the Committee shall be paid by the Employer.

                                   ARTICLE VII

                                TRUST PROVISIONS

         7.1 ESTABLISHMENT OF THE TRUST. The Trust shall be established to hold all Stock contributed by the Employer pursuant to Section 3.5. Except as otherwise provided in the Trust Agreement, the Trust shall be irrevocable and no portion of the Trust Fund shall be used for any purpose other than the delivery of Stock pursuant to the exercise of an Option, and the payment of expenses of the Plan and Trust.

         7.2 TRUST STATUS. The Trust is intended to be a grantor trust, within the meaning of section 671 of the Code, of which the Employer is the grantor, and this Plan is to be construed in accordance with that intention. Notwithstanding any other provision of this Plan, the Trust Fund shall remain the property of the Employer and shall be subject to the claims of its creditors in the event of its bankruptcy or insolvency. No Participant shall have any priority claim on the Trust Fund or any security interest or other right superior to the rights of a general creditor of the Employer.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.1 HEADINGS. The headings of articles, sections and paragraphs are solely for convenience of reference. If there is any conflict between such headings and the text of this Plan, the text shall control.

         8.2 GENDER. Unless the context clearly requires a different meaning, all pronouns shall refer indifferently to persons of any gender.

         8.3 SINGULAR AND PLURAL. Unless the context clearly requires a different meaning, singular terms shall also include the plural and vice versa.

         8.4 GOVERNING LAW. Except to the extent preempted by federal law, the construction and operation of the Plan shall be governed by the laws of the State of Minnesota without regard to the choice of law principles of such state.

         8.5 SEVERABILITY. If any provision of this Plan is held illegal or invalid by any court or governmental authority for any reason, the remaining provisions shall remain in full force and effect and shall be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

         8.6 NO OBLIGATION TO EXERCISE. The granting of an Option shall impose no obligation upon a Participant to exercise such Option.

         8.7 NO RIGHTS OF SHAREHOLDER. Neither the Participant, nor a Beneficiary shall be, or shall have any of the rights and privileges of, a stockholder with respect to any Stock purchasable or issuable upon the exercise of an Option, prior to the date of exercise of such Option.

         8.8 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in the Plan shall be deemed to give any person the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any person at any time without regard to the effect that such discharge shall have upon such person's rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights that a Participant may have against the Employer by reason of any employment or other agreement with the Employer.

         8.9 NOTICES. Unless otherwise specified in an Option Agreement, any notice to be provided under the Plan to the Committee shall be mailed (by certified mail, postage prepaid) or delivered to the Committee in care of the Employer at its executive offices, and any notice to the Participant shall be mailed (by certified mail, postage prepaid) or delivered to the Participant at the current address shown on the payroll records of the Employer. No notice shall be binding on the Committee until received by the Committee.